                                                                    EXHIBIT 11

                   JAVA CENTRALE, INC., AND SUBSIDIARY
                 COMPUTATION OF NET LOSS PER COMMON SHARE



                                                         For the Three Months Ended
                                                                  June 30,
                                                            1997            1996
                                                         ----------      ---------

Weighted average number of common shares
   outstanding                                           14,377,894      8,988,946
                                                         ----------      ---------
                                                         ----------      ---------

Net Loss                                                  ($811,409)     ($763,650)
                                                         ----------      ---------
                                                         ----------      ---------

Net loss per weighted average equivalent common
   shares outstanding                                        ($0.06)        ($0.08)
                                                         ----------      ---------
                                                         ----------      ---------

                                                          Share Months Outstanding
                                                            1997            1996
                                                         ----------      ---------
Calculation of weighted average shares
   outstanding (2)
   Balance at beginning of period
   April 1, 1996 - 8,533,587 shares                                     25,600,761
   April 24, 1996 - 83,723 shares                                          184,191
   May 20, 1996 - 442,142 shares                                           604,261
   May 28, 1996 - 124,378 shares                                           136,816
   May 31, 1996 - 2,105 shares                                               2,105
   June 5, 1996 - 271,001 shares                                           225,834
   June 7, 1996 - 68,376 shares                                             52,422
   June 14, 1996 - 67,919 shares                                            36,223
   June 18, 1996 - 133,200 shares                                           53,280
   June 19, 1996 - 132,334 shares                                           48,522
   June 27, 1996 - 224,215 shares                                           22,422
   April 1, 1997 - 13,743,818 shares                     41,231,454
   April 10, 1997 - 106,667 shares                          284,445
   April 22, 1997 - 300,000 shares                          680,000
   April 29, 1997 - 150,000 shares                          305,000
   May 13, 1997 - 75,000 shares                             117,500
   May 30, 1997 - 121,951 shares                            121,951
   June 9, 1997 - 156,838 shares                            104,559
   June 10, 1997 - 156,863 shares                           104,575
   June 17, 1997 - 223,077 shares                            89,231
   June 24, 1997 - 569,801 shares                            94,967

Options outstanding                                              (1)            (1)

Warrants outstanding                                             (1)            (1)
                                                         ----------      ---------
   Total                                                 43,133,682     26,966,837
                                                         ----------     ----------
                                                         ----------     ----------
Weighted average number
   of common shares outstanding                          14,377,894      8,988,946
                                                         ----------     ----------
                                                         ----------     ----------
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    (1) Not calculated as anti-dilutive
    (2) All share and per share data have been retroactively restated to reflect the 2.5 to 1 stock split.